Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:

Natalie Wymer

nwymer@8point3energypartners.com

408-457-2348

8point3 Energy Partners Enters Into Agreements to Acquire Interests in

90 Megawatts of Solar Projects

50 MW Hooper Project and 40 MW Kingbird Project Expand 8point3’s Utility Portfolio Upon Closing;

ROFO Portfolio Adjusted to Support the Partnership’s Targeted Long-Term Growth

SAN JOSE, Calif., April 1, 2016 – 8point3 Energy Partners LP (Nasdaq: CAFD), the joint venture formed by SunPower (Nasdaq: SPWR) and First Solar (Nasdaq: FSLR), announced today that it has entered into agreements to acquire an interest in the 50 megawatt (MW) Hooper Project from SunPower and the 40 MW Kingbird Project from First Solar.  These drop-down acquisitions are expected to generate approximately $9 million in combined annual pre-tax cash flow and have a 20 year average contract life.

“We’re pleased to announce our second and third drop-down transactions today,” said Chuck Boynton, CEO of 8point3 Energy Partners. “These acquisitions continue our long-term strategy of adding high quality solar projects with investment grade off-takers to our portfolio.”

Hooper and Kingbird Project Details

The 50 MW Hooper Project is located in Colorado’s San Luis Valley and commenced operations in December 2015.  Xcel Energy is purchasing the power generated by the Hooper Project under a 20 year power purchase agreement.  All conditions have been satisfied and the transaction is expected to close today.

The 40 MW Kingbird Project has been acquired and is located in Kern County, California.  Construction of the plant is expected to be completed next month.  Following commercial operation, power generated by the Kingbird Project will be sold to member cities of the Southern California Public Power Authority and the City of Pasadena under separate 20 year power purchase agreements.

“These transactions, along with our purchase of the Kern County School District project in January, should enable us to achieve our targeted annual distribution growth rate of 12-15 percent through the end of 2017 without additional project acquisitions,” Boynton added.

ROFO Portfolio Adjustment

With the increased opportunity to potentially acquire solar power plant projects beyond 2016 due to the recent extension of the federal Investment Tax Credit and with the desire to finance acquisitions on favorable terms while simultaneously maintaining a conservative capital structure, the partnership has agreed to make certain adjustments to the ROFO portfolio. These adjustments include (i) waiving the partnership’s right of first offer on a portion of First Solar’s interest in the 300 MW Stateline Project and (ii) adding First Solar’s 179 MW Switch Station Project in Nevada to the ROFO portfolio, which has an expected commercial operation date in 2017.  8point3 Energy Partners now expects to be offered First

Solar’s remaining ownership stake in the Stateline Project, approximately 35 percent in the aggregate, at the end of 2016 or the first half of 2017.  The partnership believes that these adjustments better align the ROFO portfolio with its targeted long-term growth plan while maintaining its stated targeted annual distribution growth.

About 8point3 Energy Partners

8point3 Energy Partners LP (NASDAQ: CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners' primary objective is to generate predictable cash distributions that grow at a sustainable rate. The partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers.  For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the partnership and its subsidiaries, including guidance regarding the partnership’s revenue, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, April 1, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the partnership’s Transition Report on Form 10-K for the transition period from December 28, 2014 to November 30, 2015, filed with the Securities Exchange Commission on January 28, 2016. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

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